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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of report (date of earliest event reported): March 10, 2008

                          MISSION WEST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

----------------------------  ------------------------  ------------------------
          Maryland            Commission File Number:          95-2635431
----------------------------  ------------------------  ------------------------
(State or other jurisdiction          1-8383               (I.R.S. Employer
      of incorporation)                                     Identification)
----------------------------  ------------------------  ------------------------



                    10050 Bandley Drive, Cupertino, CA 95014
                    (Address of principal executive offices)

                                 (408) 725-0700
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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



ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

     (d) On March 10, 2008, the Company issued a press release announcing its intention to voluntarily withdraw its common stock from listing on the American Stock Exchange and to become listed on the NASDAQ Stock Market effective on or about March 24, 2008.



ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following is filed as an exhibit to this report:

     99.1 Press Release, dated March 10, 2008, issued by Mission West Properties, Inc.








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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         MISSION WEST PROPERTIES, INC.

Date: March 11, 2008                     By: /s/ Wayne N. Pham
                                            ------------------------------------
                                            Wayne N. Pham
                                            Vice President of Finance and
                                            Controller

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


Exhibit 99.1


                                                                   PRESS RELEASE

For Immediate News Release
March 10, 2008


           MISSION WEST PROPERTIES SWITCHES TO THE NASDAQ STOCK MARKET

  "We build the buildings for the high tech companies that build the internet"


Cupertino, CA - Mission West Properties, Inc. (AMEX: MSW) announced today that its board of directors has approved the decision to switch the listing of its common stock from the American Stock Exchange to the NASDAQ Stock Market LLC. Effective March 24, 2008, the company will trade under the symbol NASDAQ: MSW.

"This decision was reached after careful consideration of capital market alternatives and analysis of the electronic market model, which provides added visibility to our investors," said Carl E. Berg, Chairman and CEO of Mission West Properties. "We believe that NASDAQ's electronic multiple market maker structure will provide our company with enhanced exposure and liquidity, while at the same time providing investors with the best prices, the fastest execution, and the lowest cost per trade. As the world's largest electronic stock market, NASDAQ promotes innovation and attracts leading growth companies from a diverse group of sectors. We are proud to be a part of NASDAQ.

About NASDAQ

NASDAQ is the largest U.S. electronic stock market. With approximately 3200 companies, it lists more companies and, on average, its systems trade more shares per day than any other U.S. market. NASDAQ is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit the NASDAQ website at http://www.nasdaq.com or the NASDAQ newsroom at http://www.nasdaq.com/newsroom.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 109 properties totaling approximately 7.9 million rentable square feet, which includes approximately 854,000 rentable square feet (or 16 buildings) that are in the process of being rezoned for residential development. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as "will," "anticipate," "estimate," "expect," "intends," or similar words. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company's registration statements, and periodic filings with the Securities & Exchange Commission.

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